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                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
          This Third Amendment to Loan and Security Agreement made as of the 11th day of May, 2001 (this "Amendment") by and between NEW BRUNSWICK SCIENTIFIC CO., INC. (the "Borrower"), a corporation organized under the laws of the State of New Jersey, having an address at 44 Talmadge Road, Edison, New Jersey 08818-4005 and FIRST UNION NATIONAL BANK (the "Bank"), a national banking association formed under the laws of the United States of America, having an office at 370 Scotch Road, West Trenton, New Jersey 08628.
                              W I T N E S S E T H:
                              -------------------
          WHEREAS, the Bank and the Borrower previously entered into commercial lending arrangements in accordance with the terms and conditions of a certain Loan and Security Agreement dated April 1, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 22, 1999 between the same parties and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2000 between the same parties (the "Agreement");
          WHEREAS, the Borrower has violated certain financial covenants and anticipates violating certain other financial covenants contained in the Agreement as a result of a certain non-cash write-off involving a certain investment of the Borrower; and
          WHEREAS, the Borrower has requested the Bank, and the Bank has agreed, to waive said violations and to amend certain of said covenants, subject to the terms and conditions hereinafter set forth.
          NOW,  THEREFORE,  for  and  in  consideration  of mutual covenants and
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agreements  herein contained, and other good and valuable consideration, receipt of  which  is  hereby  acknowledged,  it  is  agreed  as  follows:
1. The following definitions are hereby added to Subsection 1.1 of the Agreement to read as follows:
"Third  Amendment":  That certain Third Amendment to Loan and Security Agreement
 ----------------
dated  as  May  11,  2001  by  and  between  the  Borrower  and  the  Bank.


2.     Subsection 9.23(l) of the Agreement is hereby amended to read as follows:
(l)     Debt  Service Coverage Ratio of Borrower and Subsidiaries.  Borrower and
        ---------------------------------------------------------
its Subsidiaries, on a consolidated basis, shall, at all times, maintain a Debt Service Coverage Ratio of not less than 1.30 to 1.00; provided that the Bank shall not measure such Debt Service Coverage Ratio as of September 30, 2000. For the purposes of this Subsection 9.23(l), "Debt Service Coverage Ratio" shall be computed on a rolling four quarter basis and shall mean the sum of net income (adjusted for any noncash losses, to the extent of the Borrower's investment in DGI, resulting from equity offerings of the Borrower's ownership interest in DGI, whereby said interest is reduced from 80% to between 50% and 20%) plus interest expense plus income tax expense minus income tax benefit plus depreciation and amortization plus rental or lease (capital and operating) payments payable or guaranteed by the Borrower, minus dividends paid for the previous four consecutive quarters, plus the non-cash write-off related to the Borrower's investment in Organica, Inc. in an amount not to exceed $167,000 divided by interest expense for the previous four consecutive quarters plus the current maturities of long term debt plus current maturities of capital leases, plus rental or lease (capital or operating) payments payable or guaranteed by the Borrower for the previous four consecutive quarter, as reflected on the Borrower's current financial statements, provided that excluded from the foregoing calculation is payment of the outstanding principal of the Revolving Loan with a Termination Date of May 31, 2002. This ratio shall be tested quarterly.

3.     Subsection 9.23(m) of the Agreement is hereby amended to read as follows:
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(m)     Net  Worth of Borrower and Subsidiaries.  Borrower and its Subsidiaries,
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on  a consolidated basis, shall maintain a Net Worth of at least (i) $27,000,000 as  of  June  30,  2001,  (ii)  $27,500,000  as  of September 30, 2001 and (iii)
$27,500,000 plus 85% of fiscal year end 12/31/2001 net income (adjusted for any noncash losses, to the extent of the Borrower's ownership interest in DGI, whereby said interest is reduced from 80% to between 50% and 20%), as of December 31, 2001 and March 31, 2002 (with no reduction for losses). For the purposes of this Subsection 9.23(m), "Net Worth" shall mean total assets, plus negative or minus positive "currency translation adjustment" as reflected on the Borrower's balance sheet as of the end of the fiscal quarter being tested minus Total Liabilities (as defined in Subsection 9.23(n) hereof). For the purposes of this calculation, loans (except as permitted by Subsection 9.23(h)(i) and advances, investments and contributions to persons other than the Borrower, shall be subtracted from total assets. This ratio shall be tested quarterly.

4. Borrower shall pay on demand all reasonable expenses and expenditures of the Bank, including, without limitation, reasonable attorneys' fees and expenses incurred or paid by the Bank in connection with this Amendment and all other documents delivered in connection herewith.
5. This Amendment has been duly executed and delivered by the parties hereto, and the Agreement, as amended hereby, and all other documents executed in connection with the Agreement and this Amendment, as amended, constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.
6. The parties hereto confirm and agree that, except as modified or changed by virtue of this Amendment and the other documents delivered in connection herewith, the Agreement and the other documents executed in connection with the Agreement and this Amendment are and shall remain in full force and effect, and that the parties hereto each are and shall be entitled to all rights and interests  and  subject  to  all  liabilities  created thereunder and hereunder.
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7.     All  capitalized  terms  contained  in this Amendment shall have the same meanings  ascribed  to  them  in  the  Agreement.
8. This Amendment may be executed in one or more counterparts, each of which shall constitute one and the same Amendment.
     IN WITNESS WHEREOF, the parties hereunto set their hands and cause these presents to be signed by the authorized officers on the date and year first above mentioned.

                              NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.


                              BY:____________________________________




                              FIRST  UNION  NATIONAL  BANK


                              BY:_____________________________________

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